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                                  Exhibit 99.1

                                     [LOGO]
                                  FIRST PLACE
                                 FINANCIAL CORP


Immediate Release                         For Further Information:
                                          Steven R. Lewis, President & CEO
                                          David L. Mead, Chief Financial Officer
                                          (330) 373-1221 Ext. 2279


         First Place Financial Corp. Announces Share Repurchase Program

Warren, Ohio, March 19, 2003 - First Place Financial Corp., the "Company", (NASDAQ: FPFC) announced a share repurchase program to buy back an additional 750,000 shares of the Company's common stock in open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. Currently, there are approximately 37,000 shares remaining under a previous authorization that will be repurchased prior to the execution of the new authorization. The Company believes that the repurchase of its shares represents an attractive investment opportunity that will benefit the Company and its shareholders. The Company's Board of Directors approved this repurchase program based on current market and economic factors and the strong capital position of the Company and its subsidiary, First Place Bank. The repurchased shares will become treasury shares and may be used to meet the Company's requirements for common shares under its dividend reinvestment plan, stock option or other stock based plans and for general corporate purposes.

Additional information about the Company may be found on the Company's web site: www.firstplacebank.net.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown

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risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.